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                                                                   Exhibit 10.45

                                                                  EXECUTION COPY

                                   TERM NOTE


EXECUTED AS OF THE 7TH DAY OF APRIL, 1997                           $727,000.00


            FOR VALUE RECEIVED, CULVER CITY COMPOSITES CORPORATION, a Delaware corporation, formerly known as AMT Sub, Inc. (the "Borrower"), promises to pay to the order of LASALLE BUSINESS CREDIT, INC. ("LaSalle"), at its offices located at 135 South LaSalle Street, Chicago, Illinois 60603, the principal sum of SEVEN HUNDRED TWENTY-SEVEN THOUSAND DOLLARS ($727,000) on the last day of the Original Term or, if applicable, the last day of the Renewal Term (each a "Maturity Date"), or so much of such principal sum as shall be outstanding and unpaid on the applicable Maturity Date, all as more fully set forth in the Loan and Security Agreement dated as of December 19, 1995 (as the same may be amended, modified, restated on supplemented from time to time, the "Loan Agreement") by and between the Borrower and LaSalle, as Lender. Terms which are capitalized in this Term Note ("Term Note") but are not otherwise defined shall have the meanings ascribed to them in the Loan Agreement. The Borrower further promises to (a) pay the principal amount of this Term Note in installments as set forth in paragraph 3(a) of the Loan Agreement, (b) make mandatory prepayments of principal of this Term Note as set forth in paragraphs 3(b) and 12(c) of the Loan Agreement and (c) pay interest on the outstanding principal amount hereof on the dates and at the rate provided in the Loan Agreement from the date hereof until payment in full hereof. This Term Note is referred to in and was delivered pursuant to the Loan Agreement and is subject to and entitled to all provisions and benefits thereof.

            The Borrower hereby authorizes LaSalle to charge any account of the Borrower for all sums payable hereunder as and when such sums become due. If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Borrower under this Term Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge the Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrower.

            The principal and all accrued interest hereunder may be prepaid by the Borrower, in part or in full, at any time; provided, however, that if the Borrower prepays all of the Liabilities prior to the end of the Original Term, the Borrower may be required to pay a prepayment fee as provided in paragraph 12(b) of the Loan Agreement.

            The Borrower waives the benefit of any law that would otherwise restrict or limit LaSalle in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, owing from LaSalle to the Borrower.





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            The Borrower, any other party liable with respect to the
Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of LaSalle's rights hereunder.

            The loan evidenced hereby has been made and this Term Note has been delivered at Chicago, Illinois. THIS TERM NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Borrower and each of the Borrower's legal representatives, successors and assigns. If this Term Note contains any blanks when executed by the Borrower, LaSalle is hereby authorized, without notice to the Borrower, to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Term Note.

            To induce LaSalle to make the loan evidenced by this Term Note, the Borrower (i) irrevocably agrees that, subject to LaSalle's sole and absolute election, all actions arising directly or indirectly as a result of or in consequence of this Term Note or any other agreement with LaSalle, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois, (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city, and (iii) waives any objection based on forum non-conveniens. IN ADDITION, THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS TERM NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE BORROWER OR LASALLE OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE BORROWER AND LASALLE, waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Borrower at the address indicated in LaSalle's records; and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid.

            IN WITNESS WHEREOF, the Borrower has executed this Term Note on the date above set forth.



                                       CULVER CITY COMPOSITES
                                       CORPORATION, formerly known
                                       as AMT Sub, Inc.


                                       By: /s/ WILLIAM A. TIMMERMAN
                                          -----------------------------
                                          Name:  Wm. Timmerman
                                          Title: Director





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